FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BAIDU.COM, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing 100080, People’s Republic of China

(8610) 8262-1188

(Address, including ZIP Code of registrant’s of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

Securities Act registration statement file number to which this form relates: 333-

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Ordinary Shares, par value US$0.00005 per share*

(not for trading; but only in connection with the

American Depositary Shares)

(Title of Class)

*	American Depositary Shares representing the Class A Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” in the Preliminary Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-126534), as amended, originally filed with the Securities and Exchange Commission on July 12, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.

4.2*	Registrant’s specimen certificate for Class A Ordinary Shares.

4.3*	Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on July 12, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BAIDU.COM, INC.

Dated: August 1, 2005	By:	/s/ Robin Yanhong Li
Robin Yanhong Li
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.
3.2*	Amended and Restated Memorandum and Articles of Association of the Registrant.

4.2*	Registrant’s specimen certificate for Class A Ordinary Shares.

4.3*	Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on July 12, 2005.